UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2013

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 West Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

MHI Hospitality Corporation (“MHI” or the Company”) was notified by Witt Mares, PLC (“Witt Mares”), its independent registered public accounting firm, that Witt Mares has entered into a business combination with the accounting firm of PBGH, LLP (“PBGH”). In connection with the business combination, Witt Mares is succeeded by a newly created entity, PBMares, LLP (“PBMares”), which separately is registered with the Public Company Accounting Oversight Board (the “PCAOB”). As a result of the business combination and in accordance with applicable Securities and Exchange Commission (“SEC”) rules related to business combinations of independent registered public accounting firms, on January 21, 2013, Witt Mares resigned as MHI’s independent registered public accounting firm. MHI’s Audit Committee engaged PBMares, the successor accounting firm, as its independent registered public accounting firm effective January 21, 2013. MHI’s audit engagement team did not change as a result of the business combination.

Witt Mares’ reports on MHI’s financial statements for the fiscal years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2010 and December 31, 2011, and through the date of resignation of Witt Mares:

•

there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC and the related instructions) between Witt Mares and MHI on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Witt Mares, would have caused Witt Mares to make reference to the subject matter of the disagreements in its reports on MHI’s financial statements for those years;

•	there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K);

•

neither MHI nor anyone on its behalf consulted PBMares regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to MHI’s financial statements;

•	PBMares provided no written report or oral advice to MHI that was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; and

•	neither MHI nor anyone on its behalf consulted PBMares regarding any matter that was the subject of a “disagreement” or a “reportable event”.

MHI provided Witt Mares with a copy of this Current Report on Form 8-K and asked Witt Mares to provide the Company a letter addressed to the SEC stating Witt Mares’ agreement with the above disclosures. A copy of Witt Mares’ letter, dated January 23, 2013, confirming its agreement is attached hereto as Exhibit 16.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Long Term Stock Bonus Program

On January 21, 2013, the Board of Directors of MHI Hospitality Corporation (“MHI” or the “Company”), as recommended by the Company’s Nominating, Corporate Governance and Compensation Committee (the “NCGC Committee”), approved the adoption of a revised Long Term Stock Bonus Program (the “LTSBP”), a stock-based compensation program that is implemented in conjunction with the Company’s 2004 Long-Term Incentive Plan. The LTSBP grants awards in 2013 in recognition of service and performance in calendar year 2012 and establishes a targeted amount of shares to be awarded to certain Company principal executive officers in recognition of service and performance in such calendar year.

The LTSBP has annual targets of 10,000 shares for award to MHI’s chief executive officer, 8,000 shares for award to MHI’s president and chief operating officer and 6,000 shares for award to MHI’s chief financial officer, each such annual target subject to the discretion of the NCGC Committee and the then current price of the Company’s common stock. For MHI’s chief executive officer, 5,000 of those shares are awarded in recognition of service in 2012. For MHI’s president and chief operating officer and MHI’s chief financial officer, fifty percent of the targeted amount of shares is awarded in recognition of service in 2012. The remaining shares for all such principal executive officers will be awarded based on the Company’s and/or such principal executive officer’s performance in the following four (4) areas:

•	Adjusted Funds from Operation (“AFFO”), as evaluated by the NCGC Committee, as compared with Company projections;

•	shareholder return for the year as compared with the Company’s peer group;

•

absolute shareholder return, comprised of stock appreciation from the first of such year, together with dividends paid during the year, with targets as determined by the NCGC Committee for such annual basis; and

•	a subjective determination by the NCGC Committee of the achievement of each such principal officer’s personal stated goals.

The actual number of shares to be earned by each principal executive officer for performance in calendar year 2012 will be determined by the NCGC Committee and such shares will be paid to the principal executive officer no later than ninety 90 days following the end of calendar year 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

16.1	Letter to the Securities and Exchange Commission from Witt Mares, PLC, dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	Chief Executive Officer

Exhibit List

16.1	Letter to the Securities and Exchange Commission from Witt Mares, PLC, dated January 23, 2013.